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                                   EXHIBIT 21

                       SUBSIDIARIES OF SYNC RESEARCH, INC.

The Company has the following subsidiaries:

         Tylink Corporation
         10C Comerce Way
         Norton, MA 02766

         Sync Research Asia Pacific Limited
         The Kwangtung Provincial Bank Building Room 1402, 14F
         409-415 Hennessy Road
         Wanchai, Hong Kong